Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RF Industries, Ltd. (the Company) on Form 10-K, for the fiscal year ended October 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, James S. Doss, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James S. Doss
Name:	James S. Doss
Its:	Chief Financial Officer
(Principal Financial Officer)

January 27, 2012